             Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
The Capital Preservation Series of Security Income Fund

In planning and performing our audit of the financial  statements of the Capital
Preservation  Series of  Security  Income Fund (the Fund) as of and for the year ended September 30, 2005, in accordance with the standards of the Public Company
Accounting  Oversight Board (United States),  we considered its internal control
over  financial   reporting,   including  control  activities  for  safeguarding
securities,  as a basis for designing our auditing procedures for the purpose of expressing  our  opinion  on the  financial  statements  and to comply  with the requirements of Form N-SAR,  but not for the purpose of expressing an opinion on the  effectiveness  of the Fund's  internal  control over  financial  reporting.
Accordingly, we express no such opinion.

The  management of the Fund is  responsible  for  establishing  and  maintaining
effective  internal  control  over  financial  reporting.   In  fulfilling  this
responsibility, estimates and judgments by management are required to assess the expected  benefits and related costs of controls.  A company's  internal control over financial  reporting is a process designed to provide reasonable  assurance regarding  the  reliability  of  financial  reporting  and  the  preparation  of financial statements for external purposes in accordance with generally accepted accounting  principles.  Such internal control includes  policies and procedures that provide reasonable  assurance  regarding  prevention or timely detection of unauthorized  acquisition,  use or disposition of a company's  assets that could have a material effect on the financial statements.

Because of its inherent  limitations,  internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate  because of changes in  conditions,  or that the degree of compliance with the policies or procedures may deteriorate.

A control  deficiency  exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions,  to prevent or detect  misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate,  authorize, record, process or report external financial data reliably in accordance with generally accepted accounting  principles  such that there is more than a remote  likelihood that a misstatement  of the company's  annual or interim  financial  statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency,  or combination of significant  deficiencies,  that results in more than a remote  likelihood  that a material  misstatement  of the annual or interim financial statements will not be prevented or detected.

Our  consideration of the Fund's internal  control over financial  reporting was for  the  limited  purpose  described  in the  first  paragraph  and  would  not necessarily  disclose  all  deficiencies  in  internal  control  that  might  be significant  deficiencies or material weaknesses under standards  established by the Public Company Accounting Oversight Board (United States). However, we noted
no deficiencies in the Fund's internal control over financial  reporting and its operation,  including controls for safeguarding securities,  that we consider to be a material weakness as defined above as of September 30, 2005.

This report is intended solely for the information and use of management and the
Board of Directors of the Fund and the Securities and Exchange Commission and is
not intended to be and should not be used by anyone  other than these  specified parties.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
November 29, 2005